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                           CHARLOTTE RUSSE HOLDING, INC.

                         1999 EMPLOYEE STOCK PURCHASE PLAN



SECTION 1.  PURPOSE OF PLAN

     The Charlotte Russe Holding, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of Charlotte Russe Holding, Inc. (the "Company") and of such of the Company's subsidiaries as the Company's Board of Directors (the "Board of Directors") may from time to time designate (such subsidiaries, together with the Company, being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of the Common Stock of the Company (the "Stock") and thereby acquire an interest in the future of the Company. For purposes of the Plan, a "subsidiary" is any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.


SECTION 2.  OPTIONS TO PURCHASE STOCK

     Under the Plan, there is available an aggregate of not more than 350,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or previously issued shares acquired by the Company and held in treasury, as the Board of Directors may determine.


SECTION 3.  ELIGIBLE EMPLOYEES

     Except as otherwise provided below, each Employee (a) who has completed six months or more of continuous service in the employ of the Company, and (b) whose customary employment is more than 20 hours per week, will be eligible to participate in the Plan.

     (a) Any Employee who immediately after the grant of an Option to him or her would (in accordance with the provisions of Sections 423 and 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) own stock possessing 5% or more of the total combined

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voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase stock pursuant to the Plan.

     (b) No Employee will be granted an Option under the Plan which would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the Company and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Sections 423 and 424(d) of the Code.

     (c) For purposes of determining eligibility hereunder, the Board of Directors, acting by and through any other authorized officer, may grant past service credit to Employees of the Company in a uniform and non-discriminatory manner for periods of continuous service provided with respect to any company acquired (whether by asset or stock purchase) by the Company.


SECTION 4.  METHOD OF PARTICIPATION

     The first stock option period (the "Initial Option Period") for which Options may be granted hereunder shall commence on the date of the prospectus used in connection with the Company's initial public offering and end on June 30, 2000. The Initial Option Period and each subsequent six-month period following the end of the Initial Option Period shall be referred to as an "Option Period". Each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, at such time as may be determined by the Company prior to the date on which the change is to be effective, a payroll deduction authorization in accordance with Section 5. Such Eligible Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION 5.  PAYROLL DEDUCTION

     The payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than one (1) percent nor more than fifteen (15) percent of the Participant's Compensation by means of substantially equal payroll deductions over the Option Period. For purposes of the Plan, "Compensation" will mean all compensation paid to the Participant by the Company and currently includible in his or her income, including bonuses, commissions, and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under Section 415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code, but not including payments under stock option


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plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations under Section 415 of the Code. A Participant may reduce the withholding rate of his or her payroll deduction authorization by one or more whole percentage points (but not to below 1%) at any time during an Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable, as determined by the Board of Directors acting by and through any other authorized officer, following receipt of such notice by the Company. A Participant may increase or reduce the withholding rate of his or her payroll deduction authorization for a future Option Period by written notice delivered to the Company at such time as may be determined by the Company prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account for such Participant.

SECTION 6.  GRANT OF OPTIONS

     Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Period. The maximum number of shares of Stock covered by an Option will be eighty-three and one-third (831/3) for each full month of the Initial Option Period and five hundred (500) for each Option Period thereafter (subject to adjustment pursuant to Section 15 herein). Such Option will be for the number of whole shares (not in excess of the share maximum) of Stock to be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under Section 7. The number of shares of Stock receivable by each Participant upon exercise of his or her Option for an Option Period will be reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.


SECTION 7.  PURCHASE PRICE

     The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Fair market value on any given day will mean the Closing Price of the Stock on such day or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price, provided that in the case of Options granted during the first Option Period, fair market value at the time of grant of the Option shall mean the initial public offering price of the Stock. The "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the fair market value as determined by the Board of Directors. A good faith determination by the Board of Directors as to fair market value shall be final and binding.


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SECTION 8.  EXERCISE OF OPTIONS

     Each Employee who is a Participant in the Plan on the last day of an Option Period will be deemed to have exercised on the last day of the Option Period the Option granted to him or her for that Option Period. Upon such exercise, the balance of the Participant's withholding account will be applied to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter certificates for said shares will be issued and delivered to the Participant. In the event that the balance of the Participant's withholding account following an Option Period is in excess of the total purchase price of the shares so issued, the balance of the account shall be returned to the Participant; PROVIDED, HOWEVER, that if the balance left in the account consists solely of an amount equal to the value of a fractional share, it will be retained in the withholding account and carried over to the next Option Period. The entire balance of the Participant's withholding account following the final Option Period shall be returned to the Participant. No fractional shares will be issued hereunder.

     Notwithstanding anything herein to the contrary, The Company's obligation to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.


SECTION 9.  INTEREST

     No interest will be payable on withholding accounts.


SECTION 10.  CANCELLATION AND WITHDRAWAL

     A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel such Option as to all (but not less than all) the Shares subject or to be subject to such Option by written notice delivered to the Company. Upon such cancellation, the Participant's withholding account balance will be returned to him or her.

     A Participant may terminate a payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates a payroll deduction authorization prior to the last business day of an Option Period will be deemed to have cancelled the related Option.

     Any Participant who cancels an Option or terminates a payroll deduction authorization may at any time thereafter again become a Participant in accordance with Section 4.


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SECTION 11.  TERMINATION OF EMPLOYMENT

     Subject to Section 12, any person will cease to be a Participant upon termination of employment with the Company for any reason, and any Option held by such Participant under the Plan will be deemed cancelled. The Company will return the balance of the withholding account to the Participant, who will have no further rights under the Plan.


SECTION 12.  DEATH OF PARTICIPANT

     A Participant may file a written designation of beneficiary specifying who is to receive any Stock and/or cash credited to the Participant under the Plan in the event of the Participant's death, which designation will also provide for the Participant's election to either (i) cancel the Participant's Option upon his or her death, as provided in Section 10 or (ii) apply as of the last day of the Option Period the balance of the deceased Participant's withholding account at the time of death to the exercise of the related Option, pursuant to Section 8 of the Plan. In the absence of a valid election otherwise, a Participant's death will be deemed to effect a cancellation of the Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice. In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company will deliver to such beneficiary such Stock and/or cash to which the beneficiary is entitled under the Plan. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company will deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of a Participant as the Company may determine. No beneficiary will, prior to the death of the Participant by whom he has been designated, acquire any interest in any Stock or cash credited to the Participant under the Plan.


SECTION 13.  PARTICIPANT'S RIGHTS NOT TRANSFERABLE

     All Participants will have the same rights and privileges under the Plan. All rights and privileges under any Option may be exercisable during a Participant's lifetime only by the Participant, and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by him or her may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.


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SECTION 14.  EMPLOYMENT RIGHTS

     Nothing contained in the provisions of the Plan will be construed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.


SECTION 15.  CHANGE IN CAPITALIZATION; MERGERS, ETC.

     In the event of any change in the outstanding Stock by reason of a stock dividend, split-up, recapitalization, or other capital change after the effective date of this Plan, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, and the Option price will be appropriately adjusted.

     In the event of a transaction that will result in the Common Stock not being registered under Section 12 of the Securities Exchange Act of 1934, the Board may cancel all Options and return all amounts withheld without interest to the Participants, accelerate the final date of the then current Option Period, subject to a Participant's right to cancel the Option and withdraw from the Plan, or provide for the cancellation of the Option in exchange for a cash payment equal to at least the amount withheld.


SECTION 16.  ADMINISTRATION OF PLAN

     The Plan will be administered by the Board of Directors (or a committee thereof), which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable. The determination of the Board of Directors (or its delegate) hereunder shall be final and binding.


SECTION 17.  AMENDMENT AND TERMINATION OF PLAN

     The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors or its delegate; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) or to the Employees (or class of Employees) eligible to receive Options under the Plan will have no force or effect unless it is approved by the shareholders within twelve months before or after its adoption.

     The Plan shall terminate automatically following the end of the first Option Period beginning in 2009; PROVIDED, HOWEVER, that the Board of Directors in its discretion may extend the Plan for one or more Option Periods. The Plan may be earlier suspended or terminated by


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the Board of Directors or its delegate, but no such suspension or termination will adversely affect the rights and privileges of holders of outstanding Options. The Plan will terminate in any case when all or substantially all the Stock reserved for the purposes of the Plan has been purchased.

SECTION 18.  APPROVAL OF SHAREHOLDERS

     The Plan is subject to the approval of the shareholders of The Company, which approval must be secured within twelve months before or after the date the Plan is adopted by the Board of Directors, and any Option granted hereunder prior to such approval is conditioned on such approval being obtained prior to the exercise thereof.


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